SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
GRT OP, L.P.

    THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (as may be further amended, supplemented or restated from time to time, this “Agreement”) of GRT OP, L.P., a Delaware limited partnership (the “Partnership”), is entered into as of November 10, 2022 (the “Effective Date”) between Griffin Realty Trust, Inc., a Maryland corporation, as the general partner (together with any successor named in accordance with Section 13.B and Section 13.C hereof, the “General Partner”), and GRT OP LLC, a Delaware limited liability company, as the limited partner (the “Limited Partner”) (the General Partner and the Limited Partner are referred to herein individually as a “Partner” and collectively as the “Partners”).

    WHEREAS, the Partnership was formed upon the filing of a Certificate of Limited Partnership on August 29, 2008 under the name The GC Net Lease REIT Operating Partnership, L.P.;

    WHEREAS, Griffin Capital Essential Asset REIT, Inc. (the “Original General Partner”) and Griffin Capital Essential Asset Advisor, LLC, as the “Original Class A Limited Partner,” entered into an Agreement of Limited Partnership of The GC Net Lease REIT Operating Partnership, L.P. dated as of August 29, 2008, pursuant to which the Partnership was formed (the “Original Agreement”);

    WHEREAS, the Original General Partner and the limited partners at such time entered into a First Amended and Restated Limited Partnership Agreement of The GC Net Lease REIT Operating Partnership, L.P. dated as of June 18, 2009 (the “First Amended and Restated Agreement”) to amend and restate the Original Agreement;

    WHEREAS, on February 25, 2013, the Partnership filed a Certificate of Amendment to Certificate of Limited Partnership of the Partnership changing the name from The GC Net Lease REIT Operating Partnership, L.P. to Griffin Capital Essential Asset Operating Partnership, L.P.;

    WHEREAS, the Original General Partner and the limited partners at such time entered into a Second Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. dated as of November 5, 2013 (the “Second Amended and Restated Agreement”) to amend and restate the First Amended and Restated Agreement to, among other things, designate and reclassify the existing Partnership Units into Class A Common Units and Class B Common Units and reflect the designation of the “Preferred Units;”

    WHEREAS, simultaneous with the entry into the Second Amended and Restated Agreement, the Original General Partner entered into Amendment No. 1 to the Second Amended and Restated Agreement to establish a new series of “Preferred Units” of Limited Partnership Interest and subsequently issued a certain number of such Preferred Units, which Preferred Units were fully redeemed effective November 5, 2015;

    WHEREAS, the Original General Partner and the limited partners at such time entered into a Third Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. dated as of October 15, 2014 (the “Third Amended and Restated Agreement”) to amend and restate the Second Amended and Restated Agreement to, among other things, incorporate various incentive distributions payable to the Original Class A Limited Partner and to make other conforming amendments;

    WHEREAS, on August 8, 2018, the Original General Partner issued 5,000,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) in a private offering;

    WHEREAS, on December 14, 2018, pursuant to that certain Contribution Agreement by and among the Partnership, the Original General Partner, Griffin Capital Company, LLC (“GCC”), and Griffin Capital, LLC (“GC LLC”) (the “Contribution Agreement”), GCC and GC LLC contributed certain assets to the Partnership, including all of GC LLC’s right, title and interest in all of the membership interests in Griffin Capital Real Estate Company, LLC;

    WHEREAS, on December 14, 2018, in connection with the transactions contemplated by the Contribution Agreement, the Original Class A Limited Partner and the Original General Partner entered into that certain Redemption of Limited Partner Interest Agreement, whereby the Partnership redeemed all of the partnership interests held by the Original Class A Limited Partner in the Partnership;

    WHEREAS, also on December 14, 2018 and in connection with the transactions contemplated by the Contribution Agreement, the Original General Partner and the limited partners at such time entered into a Fourth Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. dated as of December 14, 2018 (the “Fourth Amended and Restated Agreement”) to amend and restate the Third Amended and Restated Agreement to, among other things, reflect (i) the authorization of Series A Preferred Units in connection with the issuance of the Series A Preferred Stock, and to set forth the rights, powers, privileges, restrictions, qualifications, and limitations of such Series A Preferred Units, as specified in Exhibit C thereto, and (ii) the redemption of the Original Class A Limited Partner’s interest and to make other conforming amendments;

    WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among the General Partner, Griffin Capital Essential Asset Operating Partnership II, L.P. (“GCEAR II OP”), Globe Merger Sub, LLC, a subsidiary of the General Partner (“Merger Sub”), the Original General Partner, and the Partnership, on April 30, 2019, the Original General Partner merged with Merger Sub (the “REIT Merger”), with Merger Sub continuing as the surviving entity, and the Partnership merged with GCEAR II OP (the “Partnership Merger,” and collectively with the REIT Merger, the “Mergers”), with the Partnership continuing as the surviving entity and succeeding to the rights and obligations of GCEAR II OP;

    WHEREAS, following completion of the Mergers, on April 30, 2019, Merger Sub merged with and into the General Partner, with the General Partner continuing as the surviving entity and the General Partner of the Partnership by operation of law;

    WHEREAS, also on April 30, 2019, the General Partner and the limited partners at such time entered into a Fifth Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. dated as of April 30, 2019 (the “Fifth Amended and Restated Agreement”) to amend and restate the Fourth Amended and Restated Agreement to reflect, among other things, the General Partner as the general partner of the Partnership, the exchange of classes of units of limited partnership interest pursuant to the Partnership Merger, the authorization of additional classes of units of limited partnership interest of GCEAR II OP that were outstanding prior to the Mergers and were issued in connection with the Mergers, and to make other updates to reflect the effects of the Mergers;

    WHEREAS, the Partnership filed a Certificate of Amendment to Certificate of Limited Partnership of the Partnership changing the name from Griffin Capital Essential Asset Operating Partnership, L.P. to GRT OP, L.P. effective on July 1, 2021;

    WHEREAS, the General Partner and the limited partners at such time entered into Amendment No. 1 to the Fifth Amended and Restated Agreement on July 1, 2021 to reflect, among other things, the change in the name of the Partnership and the General Partner;

    WHEREAS, pursuant to that certain Agreement and Plan of Merger by and between the Partnership and OP Merger Co LLC, on November 10, 2022, OP Merger Co LLC merged with the Partnership, with the Partnership continuing as the surviving entity and with 100% of the economic and limited partnership interests being held by GRT OP LLC and the General Partner's interest in the Partnership becoming a non-economic interest;

    WHEREAS, the General Partner now desires to amend and restate the Fifth Amended and Restated Agreement, as amended, to reflect, among other things, that all of the limited partnership interests are held by a single Limited Partner and the change in the General Partner’s interest from an economic interest to a non-economic interest;

    NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Fifth Amended and Restated Agreement, as amended, in its entirety and continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

    1.    Organization. The Partnership is a limited partnership formed and continued pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (as it may be amended from time to time, the “Act”) and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the interest in the Partnership of each Partner shall be personal property for all purposes.

    2.    Name. The name of the Partnership is “GRT OP, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners (or, in the sole discretion of the General Partner, earlier).

    3.    Principal Office and Registered Agent; Principal Executive Office.  The specified office and place of business of the Partnership shall be 1520 E. Grand Avenue, El Segundo, CA 90245 (telephone number (310) 469-6100; facsimile number (310) 606-5910). The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

    4.    Business of the Partnership. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a real estate investment trust (“REIT”), unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partner agree that the General Partner may terminate its status as a REIT under the Sections 856 through 860 of the Internal Revenue Code, as amended (the “Code”) at any time to the full extent permitted under the Second Articles of Amendment and Restatement of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

    5.    Limited Liability. Except as otherwise provided by the Act, the Limited Partner shall not be personally liable or otherwise obligated with respect to the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership.

    6.    Partners; Capital Contributions.

    The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall reflect that the Limited Partner’s capital contributions represent 100% of the aggregate capital contributions to the Partnership.

    7.    Additional Capital Contributions. The Limited Partner may, but shall not be required to make, any additional capital contributions to the Partnership. The General Partner shall not be permitted to make any voluntary capital contributions to the Partnership and shall not be entitled to acquire any interest in distributions by, or profits or losses of, the Partnership.

    8.    No Tax Partnership; Profits and Losses. For U.S. federal income tax purposes, (a) the Partnership shall be treated as an entity disregarded as separate from the Limited Partner and (b) all of the Partnership’s profits and losses shall be treated as profits and losses of the Limited Partner.

    9.    Distributions. All distributions of cash or other assets of the Partnership shall be made to the Limited Partner.

    10.    Admission of Additional Limited Partners. The General Partner may admit additional persons to the Partnership as limited partners at such times and on such terms as the General Partner may determine, subject to the consent of the Limited Partner.

    11.    Assignments. The Limited Partner may pledge or assign all or any part of its interest in the Partnership without consent of the General Partner.

    12.    Dissolution. The term of the Partnership shall continue in full force and effect until the Partnership is dissolved as provided herein. The Partnership shall dissolve upon such election by the General Partner, or as required by the Act.

13.    Management.

A.General. Responsibility for the management of the business and affairs of the Partnership shall be vested in the General Partner, which shall have all right, power and authority to manage, operate and control the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, deemed by it to be necessary or convenient to the furtherance of the purpose of the Partnership described in this Agreement, and all powers, statutory or otherwise, possessed by partners of a limited partnership under the Act. Without limiting the generality of the foregoing, the General Partner may appoint, remove and replace officers of the Partnership at any time and from time to time. Unless the General Partner shall take action or adopt a resolution stating otherwise, such officers shall have the power to sign for and bind the Partnership. The General Partner, in its sole discretion, may retain such persons or entities (including any person or entity in which the General Partner or any of its members shall have an interest or of which the General Partner is an affiliate) as it shall determine to provide services to or on behalf of the Partnership for such compensation as the General Partner deems appropriate. The General Partner’s only interest in the Partnership is its rights as the General Partner hereunder.

B.Removal of General Partner. The General Partner may be removed by the Limited Partner at any time; provided that in connection with such removal, (i) the Limited Partner must appoint a successor General Partner in connection with Section 13.C and (ii) such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 13.C.

C.Successor General Partner. A successor General Partner approved pursuant to Section 13.B shall be admitted to the Partnership as the General Partner, effective immediately prior to the removal of the predecessor General Partner, pursuant to Section 13.B; provided, however, that no person shall be a successor General Partner unless the successor agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership, and the Partnership shall continue without dissolution.

    14.     Indemnification and Exculpation of Indemnitees.
A.The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise.

B.Any indemnification pursuant to this Section 14 shall be made only out of the assets of the Partnership.
C.The indemnification provided by this Section 14 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
D.The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
E.For purposes of this Section 14, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 14; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
F.In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.
G.An Indemnitee shall not be denied indemnification in whole or in part under this Section 14 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
H.The provisions of this Section 14 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
I.Neither the amendment nor repeal of this Section 14, nor the adoption or amendment of any other provision of the Agreement inconsistent with Section 14, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
J.As used herein, “Indemnitee” means (i) the General Partner or a director, officer or employee of the General Partner or Partnership, (ii) such other individual, partnership, limited liability company, corporation, joint venture, trust or other entity (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion. As used herein, “Affiliate” means as to any other Person, any of the following: (a) any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; and (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. As used herein, “Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.
    15.    Liability of the General Partner.
A.Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partner or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.
K.The Limited Partner expressly acknowledges that the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partner (including, without limitation, the tax consequences to the Limited Partner) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its stockholders on one hand and the Limited Partner on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partner; provided, however, that for so long as the General Partner directly holds a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partner shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith.
L.Subject to its obligations and duties as General Partner set forth in Section 13.A hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
M.Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by the Limited Partner.
N.Any amendment, modification or repeal of this Section 15 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partner under this Section 15 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

    16.    Liability of Partners. To the extent that any Partner has, at law or in equity, duties (including fiduciary duties) to the Partnership, any Partner or any other person subject to the terms of this Agreement, so long as such Partner acts in a manner consistent with the implied contractual covenant of good faith and fair dealing and with the express provisions of this Agreement, such Partner shall not be in breach of any duties (including fiduciary duties) otherwise applicable at law or in equity in respect of the Partnership, any Partner and/or any other person bound by this Agreement, and such Partner shall not be liable to the Partnership, any Partner or any such other person for its good faith reliance on the provisions of this Agreement.
17.    Amendments. Neither this Agreement nor any term or provision hereof may be amended, waived, modified or supplemented orally, but only by a written instrument signed by all of the Partners.
    18.    Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.
19.    Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
    20.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
    21.    No Other Third Party Beneficiary. The provisions of this Agreement are solely for the purpose of defining the interests of Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement; provided that this Section 22 shall not limit the rights of any of the rights or obligations under Section 14 of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to pursue any right or remedy hereunder or at law or in equity.
    22.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

GENERAL PARTNER
Griffin Realty Trust, Inc.
By:        /s/ Javier F. Bitar
Name:    Javier F. Bitar
Title:        Chief Financial Officer and Treasurer

LIMITED PARTNER
GRT OP LLC
By: Griffin Realty Trust, Inc., a Maryland
corporation, its Managing Member

By:        /s/ Javier F. Bitar
Name:    Javier F. Bitar
Title:        Chief Financial Officer and Treasurer

[Signature Page to GRT OP, L.P. Sixth Amended and Restated Limited Partnership Agreement]